EXHIBIT 21

CE SOFTWARE HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT


NAME                                                     STATE OF INCORPORATION

CE Software, Inc. . . . . . . . . . . . . . . . . . . . . .. . . . . . .Iowa

CE Distributing, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . .Iowa




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